                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             HUBBEL INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             HUBBELL INCORPORATED
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

[HUBBELL LOGO]

HUBBELL INCORPORATED
584 Derby Milford Road, Orange, Connecticut 06477-4024
- --------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 2, 1994
- --------------------------------------------------------------------------------

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of Shareholders of Hubbell Incorporated (the "Company") will be held at the Adam's Mark Hotel, Fourth and Chestnut, St. Louis, Missouri 63102, on Monday, May 2, 1994 at 9:00 A.M. local time for the purpose of considering and acting upon the following:

          1. Election of Directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company and until their respective successors may be elected and qualified.

          The following persons have been designated by the Board of Directors for nomination as Directors:

E. Richard Brooks              Robert N. Flint                Joel S. Hoffman
George W. Edwards, Jr.         Daniel J. Meyer                G. Jackson Ratcliffe
Andrew McNally IV              Horace G. McDonell             John A. Urquhart

          2. The ratification of the selection of independent accountants to examine the annual financial statements for the Company for the year 1994.

          3. An amendment to the Company's 1973 Stock Option Plan for Key Employees (the "1973 Plan") to (a) increase the number of authorized but unissued shares of the Company's Class B Common Stock issuable pursuant to the 1973 Plan, (b) extend the period during which options under the 1973 Plan may be granted and (c) make various changes to ensure the deductibility of compensation generated upon the exercise of stock options and to permit "cashless" exercises of stock options.

          4. The transaction of such other business as may properly come before the meeting and any adjournments thereof.
- --------------------------------------------------------------------------------

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. THEREFORE, PLEASE FILL IN, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT
PROMPTLY IN THE ENCLOSED ENVELOPE. NO STAMP IS NECESSARY IF MAILED IN THE UNITED STATES.
- --------------------------------------------------------------------------------

     Accompanying this Notice of Annual Meeting is a form of proxy and a proxy statement. Copies of the Company's Annual Report for the year ended December 31, 1993 have been mailed under separate cover to all shareholders.

     The Board of Directors has fixed the close of business on March 18, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournments thereof. The transfer books will not be closed.

                       By order of the Board of Directors

                                                      RICHARD W. DAVIES
                                                          Secretary

Dated:  March 25, 1994

                              HUBBELL INCORPORATED

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 1994
                               ------------------

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Hubbell Incorporated, a Connecticut corporation (the "Company"), to be voted at its Annual Meeting of Shareholders to be held at the Adam's Mark Hotel, Fourth and Chestnut, St. Louis, Missouri 63102, on Monday, May 2, 1994, and any adjournments thereof. Commencing on or about March 25, 1994, copies of this Proxy Statement and the proxy form are being mailed to all shareholders. Copies of the Company's Annual Report for 1993 have been mailed under separate cover to all shareholders.

     Any shareholder executing a proxy may revoke it at any time prior to its use. The Company will treat any duly executed proxy as not revoked until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date or, in the case of death or incapacity of the person executing the same, written notice thereof. A proxy also may be revoked by voting by ballot at the annual meeting.

                    VOTING RIGHTS AND SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The record date for the determination of shareholders entitled to vote at the meeting is the close of business on March 18, 1994. On March 18, 1994, the Company had outstanding 5,883,861 shares of Class A Common Stock, par value $.01 per share, and 25,410,958 shares of Class B Common Stock, par value $.01 per share, and no other voting securities. Each share of Class A Common Stock is entitled to twenty votes and each share of Class B Common Stock is entitled to one vote. The vote required for each proposal to be acted upon at this meeting is set forth in the description of that proposal.

     The following table sets forth as of March 18, 1994, or such other date as indicated in the table, each of the persons known to the Company to own beneficially shares representing more than 5% of any class of the Company's outstanding voting securities, with the percent of class stated therein being based upon the outstanding shares on March 18, 1994.

                                                             AMOUNT AND
                                                             NATURE OF
                                NAME AND ADDRESS OF          BENEFICIAL             PERCENT
    TITLE OF CLASS                BENEFICIAL OWNER           OWNERSHIP              OF CLASS
- -----------------------         -------------------          -----------            ---------
Class A Common Stock       Robert N. Flint, Andrew           1,367,120(1)(2)(4)      23.24%
                             McNally IV, and G. J.
                             Ratcliffe, as trustees under
                             a Trust Indenture dated
                             September 2, 1957 made by
                             Louie E. Roche (the "Roche
                             Trust"), c/o Hubbell
                             Incorporated, 584 Derby
                             Milford Road, Orange, Con-
                             necticut 06477
Class A Common Stock       Robert N. Flint, Andrew             927,920(2)(3)(4)       15.77
                             McNally IV, and G. J.
                             Ratcliffe, as trustees under
                             a Trust Indenture dated
                             August 23, 1957 made by
                             Harvey Hubbell (the "Hubbell
                             Trust"), c/o Hubbell
                             Incorporated, 584 Derby
                             Milford Road, Orange,
                             Connecticut 06477
Class B Common Stock       Delaware Management Company,      1,761,800(5)              6.93
                             Inc. 1818 Market Street,
                             Philadelphia, Pennsylvania
                             19103

- ---------------

     (1) The beneficiaries of such trust are the issue of Harvey Hubbell and their spouses.

     (2) The Trust Indenture requires that, so long as no bank or trust company is acting as a trustee, there shall be three individuals acting as trustees, each of whom, so long as any securities of the Company are held by the trust, must be an officer or Director of the Company. The Trust Indenture provides that successor trustees are to be appointed by the trustees then in office. The trustees have shared voting and investment power with respect to the securities of the Company held in such trust.

     (3) The beneficiaries of such trust are Virginia H. Leighton during her life and thereafter the issue of Harvey Hubbell.

     (4) In addition, Messrs. Flint, McNally and Ratcliffe beneficially own shares of the Company's Common Stock. Mr. Ratcliffe holds unexercised options for the purchase of the Company's Common Stock and is a Trustee of the Harvey Hubbell Foundation which owns 53,152 shares of Class A Common Stock and 11,450 shares of Class B Common Stock. (See "Election of Directors" and table captioned "Aggregated Options/SAR Exercises During 1993 Fiscal Year and Fiscal Year-End Option/SAR Values".)

     (5) The Company has received a copy of a Schedule 13G as filed with the Securities and Exchange Commission ("SEC") by Delaware Management Company, Inc. reporting ownership of these shares as of December 31, 1993. As reported in said
Schedule 13G, Delaware Management Company, Inc. has sole voting power for 1,235,400 of such shares, shared voting power for 16,000 of such shares, sole dispositive power for 1,758,300 of such shares, and shared dispositive power for 3,500 of such shares.

                               ------------------

     The following table sets forth as of March 18, 1994, the equity securities of the Company beneficially owned by each of the Directors and named executive officers of the Company, and by all Directors and executive officers of the Company as a group (14 persons):

                                                                    AMOUNT AND
                                                                    NATURE OF             PERCENT
                                                                    BENEFICIAL              OF
                NAME                       TITLE OF CLASS        OWNERSHIP(1)(2)           CLASS
- --------------------------------------     --------------       -----------------         -------
E. Richard Brooks....................   --                                 --                 --
George W. Edwards, Jr. ..............   Class A Common                    500               0.01%
                                        Class B Common                     51                 --
Robert N. Flint......................   Class A Common              2,298,880(3)(4)        39.07
                                        Class B Common                  1,182                 --
Joel S. Hoffman......................   Class A Common                  1,141               0.02
                                        Class B Common                    146                 --
Horace G. McDonell...................   Class A Common                    500               0.01
                                        Class B Common                    106                 --
Andrew McNally IV....................   Class A Common              2,295,040(3)           39.01
                                        Class B Common                  5,104               0.02
Daniel J. Meyer......................   Class B Common                    346                 --
G. Jackson Ratcliffe.................   Class A Common              2,410,336(3)(5)        40.97
                                        Class B Common                147,748(6)            0.58
John A. Urquhart.....................   Class B Common                    870                 --
Vincent R. Petrecca..................   Class A Common                 51,330               0.87
                                        Class B Common                 77,113               0.30
Harry B. Rowell, Jr. ................   Class A Common                 91,077(5)            1.55
                                        Class B Common                 73,882(6)            0.29
Thomas H. Pluff......................   Class A Common                  4,555               0.08
                                        Class B Common                 15,192               0.06
Richard W. Davies....................   Class A Common                 70,927(5)            1.21
                                        Class B Common                 32,106(6)            0.13
All Directors and executive officers
  as a group.........................   Class A Common              2,537,652(3)(5)        43.13
                                        Class B Common                345,551(6)            1.36

- ---------------

(1) The figures in the table and notes thereto represent beneficial ownership and sole voting and investment power except where indicated and include the following shares obtainable within sixty days of March 18, 1994 by the exercise of stock options pursuant to the Company's 1973 stock option plan:
    Mr. Ratcliffe -- 85,101 shares of Class B Common, Mr. Petrecca -- 30,585 shares of Class A Common and 48,500 shares of Class B Common, Mr.
    Rowell -- 20,200 shares of Class A Common and 40,508 shares of Class B Common, Mr. Pluff -- 3,000 shares of Class A Common and 15,110 shares of Class B Common, and Mr.

    Davies -- 8,500 shares of Class A Common and 11,906 shares of Class B Common; all executive officers as a group -- 71,635 shares of Class A Common Stock and 215,069 shares of Class B Common Stock.

(2) Does not include share units (each representing one share each of Class A Common Stock and Class B Common Stock) credited to and held under the Company's deferred compensation program for Directors who are not employees of the Company, as discussed below under "Compensation of Directors". As of March 18, 1994, the following stock units have been credited under the deferred compensation program: Mr. Brooks -- 35; Mr. Edwards -- 695; Mr. Flint -- 7,037; Mr. Hoffman -- 1,759; Mr. McDonell -- 3,148; Mr.
    McNally -- 5,915; Mr. Meyer -- 445; and Mr. Urquhart -- 92.

(3) Includes 1,367,120 shares of Class A Common Stock owned by the Roche Trust of which Messrs. Flint, McNally and Ratcliffe are co-trustees and have shared voting and investment power; and 927,920 shares of Class A Common Stock owned by the Hubbell Trust of which Messrs. Flint, McNally and Ratcliffe are co-trustees and have shared voting and investment power.

(4) Due to a Company oversight, a Form 4 filing under Section 16(a) of the Securities Exchange Act of 1934 for Mr. Flint during 1993 inadvertently omitted the acquisition of thirty-nine shares through the Company's voluntary dividend reinvestment plan which filing was subsequently amended.

(5) Includes 53,152 shares of Class A Common Stock held by the Harvey Hubbell Foundation of which Messrs. Ratcliffe, Rowell and Davies are co-trustees and have shared voting and investment power.

(6) Includes 11,450 shares of Class B Common Stock held by the Harvey Hubbell Foundation of which Messrs. Ratcliffe, Rowell and Davies are co-trustees and have shared voting and investment power.

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide that the Board of Directors shall consist of not less than three nor more than eleven Directors who shall be elected annually by the shareholders. The Board has fixed the number of Directors at nine, and the following persons are proposed as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Directors should become unavailable, it is intended that the shares represented by the proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Directors will be elected by plurality vote. Any shares represented but not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of Directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

                                                                                   YEAR FIRST
                                                                                    BECAME A
        NAME             AGE(1)                PRINCIPAL OCCUPATION                 DIRECTOR
       ------           -------  ----------------------------------------------    ----------
G. Jackson Ratcliffe.....   57    Chairman of the Board, President and Chief          1980
                                  Executive Officer of the Company. Director of
                                    Aquarion Company, Praxair, Inc. and Olin
                                    Corporation.

                                                                                   YEAR FIRST
                                                                                    BECAME A
        NAME             AGE(1)                PRINCIPAL OCCUPATION                 DIRECTOR
        ----            -------   ----------------------------------------------   ----------
E. Richard Brooks........   56    Chairman, President and Chief Executive             1993
                                  Officer of Central and South West Corporation
                                    (utility holding company).
George W. Edwards,         54     President and Chief Executive Officer of The        1990
  Jr. ...................         Kansas City Southern Railway Company
                                    (railroad). Director and Executive Vice
                                    President of Kansas City Southern
                                    Industries, Inc., and Director of El Paso
                                    Electric Company and Aquarion Company.
Robert N. Flint..........   72    Retired Senior Vice President and Comptroller       1980
                                  of American Telephone & Telegraph Company
                                    (telecommunications).
Joel S. Hoffman..........   55    Partner of Simpson Thacher and Bartlett, a New      1989
                                    York City law firm.
Horace G. McDonell.......   65    Retired Chairman and Chief Executive Officer        1985
                                  of The Perkin-Elmer Corporation (manufacturer
                                    of diverse high technology products).
                                    Director of Ethan Allen Interiors Inc.
Andrew McNally IV........   54    Chairman and Chief Executive Officer of Rand        1980
                                    McNally & Company (printing, publishing and
                                    map-making). Director of Mercury Finance,
                                    Walter Foster Publications, Allendale Mutual
                                    Insurance Company, Probus Publishing Co.,
                                    Latin American Discovery Fund, and Zenith
                                    Electronics Corp.
Daniel J. Meyer..........   57    Chairman of the Board and Chief Executive           1989
                                  Officer of Cincinnati Milacron Inc. (factory
                                    automation for metal working and plastics
                                    processing). Director of Star Banc
                                    Corporation and The E. W. Scripps Company.
John A. Urquhart.........   65    President of John A. Urquhart Associates            1991
                                  (management consultant) and Vice Chairman and
                                    a Director of Enron Corp. (natural gas
                                    pipeline system). Director of Teco Energy,
                                    Incorporated, a public utility holding
                                    company, and its subsidiary, Tampa Electric
                                    Company, Aquarion Company, and The Weir
                                    Group plc.

- ---------------

(1) As of March 18, 1994.

     Each of the individuals was elected as a Director by the shareholders of the Company, except Mr. Brooks.

     During the five years ended December 31, 1993, Messrs. Flint, Hoffman, and McDonell have either been retired or held the principal occupation set forth above opposite their names.

     Mr. Ratcliffe has been Chairman of the Board since June 30, 1987, President and Chief Executive Officer since January 1, 1988, and prior to those dates had held various other offices.

     Mr. Brooks has served as Chairman and Chief Executive Officer of Central and South West Corporation since February, 1991, and as its President since September, 1990. From January, 1990 to September, 1990, Mr. Brooks was Chief Operating Officer and from June, 1987 to December, 1989, he was Executive Vice President.

     Mr. Edwards has served as President and Chief Executive Officer of The Kansas City Southern Railway Company since April 1, 1991. He served as Chairman of The United Illuminating Company from 1987 to 1991, as its Chief Executive Officer from 1985-1991, and prior to those dates had held various other offices.

     Mr. McNally has served as Chairman of the Board of Rand McNally & Company since May, 1993, Chief Executive Officer since 1978, and President from 1974 to May, 1993.

     Mr. Meyer has served as Chief Executive Officer of Cincinnati Milacron Inc. since 1990, and as its Chairman of the Board since January 1, 1991. From 1987 to 1991, Mr. Meyer was President, from 1987 to 1990, he was Chief Operating Officer, and prior to those dates had held various other offices.

     Mr. Urquhart has served as Vice Chairman of Enron since August 1, 1991. He also served as Senior Vice President, General Electric Company Industrial & Power Systems from 1986 until his retirement in 1990, and prior to that date had held various other offices.

     Messrs. Flint, Hoffman, McDonell, Meyer, and Urquhart serve as members of the Audit Committee, with Mr. McDonell as Chairman. The Audit Committee, which consists of Directors who are not employees of the Company, met two times in 1993. The Audit Committee recommends to the Board of Directors of the Company the appointment of independent accountants to serve as auditors for the following year, subject to ratification by the shareholders at the Annual Meeting; meets periodically with the independent accountants, internal auditors, and appropriate personnel responsible for the management of the Company and subsidiary companies concerning the adequacy of internal controls and the objectivity of the financial reporting of the Company; and reviews and approves the scope of the audit and fees for audit and non-audit services performed by the independent accountants. The independent accountants and the Company's internal auditors each meet alone with the Audit Committee and have access at any time to the Audit Committee.

     Messrs. Edwards, Hoffman, McDonell, and Ratcliffe serve as members of the Executive Committee, with Mr. Ratcliffe as Chairman. The Executive Committee, which did not meet in 1993, exercises, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the Company, except certain powers enumerated in the By-Laws of the Company.

     Messrs. Edwards, Flint, McDonell and McNally IV serve as members of the Compensation Committee, with Mr. Flint as Chairman. The Compensation Committee, which met two times in 1993, is charged with the duties of recommending to the Board of Directors the remuneration (salary plus additional compensation and benefits) of the Chief Executive Officer and, after consultation with him, the remuneration of all other corporate officers; reviewing the remuneration for senior executives; approving stock option grants; recommending (for approval) to the Board of Directors pension changes, and other significant benefits or perquisites; reviewing the existing senior executive resources of the Company and the plans for the development of qualified candidates, and reporting to the Board of Directors annually; recommending to the Board of Directors (for approval) changes proposed by the Chief Executive Officer pertaining to organization structure or appointment of the Company's officers; and conducting annually with the Chief Executive Officer an appraisal of the performance of the Chief Executive Officer and reviewing the latter's appraisal of the performance of the other members of the Company's key management group.

     Messrs. Brooks, Flint, McNally, Meyer, Ratcliffe, and Urquhart serve as members of the Finance Committee, with Mr. McNally as Chairman. The Finance Committee, which met two times in 1993, recommends to the Board of Directors of the Company proposals concerning long and short-term financing, material divestments and acquisitions, cash and stock dividend policies, programs to repurchase the Company's stock, stock splits, and other proposed changes in the Company's capital structure; periodically reviews the Company's capital expenditure policy and recommends changes to the Board of Directors, where appropriate, and, when requested by the Board of Directors, reviews and makes recommendations to the Board of Directors with respect to proposals concerning major capital expenditures and leasing arrangements; reviews annually the Company's insurance programs and their adequacy to protect against major losses and liabilities; reviews and monitors the administration and asset management of the Company's employee benefit plans, including the selection of investment and other advisors, the allocation of assets between fixed and equity, and the performance of plan investment managers; and reviews and monitors the administration of the Company's cash and investment portfolios, including the Company's investment guideline policies.

     The Board of Directors does not have a nominating committee. This function is performed by the Board of Directors as a whole. The Company's By-Laws contain time limitations, procedures and requirements relating to shareholder nominations of Directors. Any shareholder who intends to bring before the annual meeting of shareholders any nomination for Director shall deliver not less than fifty days prior to the date of the meeting written notice to the Secretary of the Company setting forth specified information with respect to the shareholder and additional information as would be required under SEC regulations for a proxy statement used to solicit proxies for such nominee.

     Five meetings of the Board of Directors of the Company were held during the year ended December 31, 1993. During 1993, no Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees thereof of which he was a member.

                             EXECUTIVE COMPENSATION

CASH AND OTHER FORMS OF COMPENSATION

     The following table sets forth the aggregate cash and other compensation paid or accrued by the Company for services rendered in all capacities to the Company and its subsidiaries to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company for the three fiscal years ended December 31, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                    COMPEN-
                                                       ANNUAL COMPENSATION          SATION
                                                  -----------------------------   -----------
                                                                         OTHER    SECURITIES        ALL
                                                                        ANNUAL    UNDERLYING       OTHER
                                                                        COMPEN-    OPTIONS/       COMPEN-
       NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS(1)   SATION(2)   SARS(3)     SATION(2)(4)
- -----------------------------------------  ----   --------   --------   -------   -----------   ------------
G. J. Ratcliffe..........................  1993   $442,900   $340,000   $6,789       40,000       $ 41,651
  Chairman of the Board, President         1992    430,000   340,000     5,813       50,000         37,477
  and Chief Executive Officer              1991    409,500   350,000        --       30,000             --
V. R. Petrecca...........................  1993    274,300   193,000     2,242       16,000          3,651
  Executive Vice President                 1992    266,300   193,000     2,758       20,000          3,477
                                           1991    253,600   203,000        --       14,000             --
H. B. Rowell.............................  1993    268,300   190,000     5,326       16,000          3,651
  Executive Vice President                 1992    260,500   190,000     3,572       20,000          3,477
                                           1991    248,050   200,000        --       14,000             --
T. H. Pluff..............................  1993    209,000    85,000     3,709        6,000          3,651
  Group Vice President                     1992    203,000    80,000     3,537        8,000          3,477
                                           1991    192,950    85,000        --        6,000             --
R. W. Davies.............................  1993    159,900    54,000     3,566        4,500          3,651
  General Counsel and Secretary            1992    155,200    54,000     2,879        5,000          3,477
                                           1991    147,750    54,000        --        4,000             --

- ---------------
(1) Reflects bonus earned during fiscal year under the Company's incentive compensation plan.

(2) In accordance with the transitional provisions applicable to the rules of the SEC, disclosure is not required for 1991.

(3) Class B Common Stock.

(4) Includes (a) premiums under the Company's supplemental medical plan which provides for reimbursement of certain medical expenses not covered by the Company's group insurance policy and (b) Director's fees for Mr. Ratcliffe of $38,000 in 1993 and $34,000 in 1992.

                   OPTIONS/SAR GRANTS DURING 1993 FISCAL YEAR

     The following table provides information on option grants in fiscal 1993 to the named executive officers of the Company.

                                                        INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                     --------------------------------------------------------          VALUE AT
                                      NUMBER OF       PERCENT OF                                    ASSUMED ANNUAL
                                     SECURITIES          TOTAL                                   RATES OF STOCK PRICE
                                     UNDERLYING      OPTIONS/SARS      EXERCISE                    APPRECIATION FOR
                                      OPTIONS/        GRANTED TO        OR BASE                       OPTION TERM
                                        SARS           EMPLOYEES         PRICE     EXPIRATION   -----------------------
                NAME                 GRANTED(1)     IN FISCAL YEAR     ($/SHARE)      DATE        5%(2)        10%(2)
- ------------------------------------ -----------   -----------------   ---------   ----------   ----------   ----------
  G. J. Ratcliffe...................    40,000            13.1%         $52.813      12/13/03   $1,330,888   $3,358,907
  V. R. Petrecca....................    16,000             5.2           52.813      12/13/03      532,355    1,343,563
  H. B. Rowell......................    16,000             5.2           52.813      12/13/03      532,355    1,343,563
  T. H. Pluff.......................     6,000             2.0           52.813      12/13/03      199,633      503,836
  R. W. Davies......................     4,500             1.5           52.813      12/13/03      149,725      377,877

- ---------------
(1) Non-qualified options to acquire shares of Class B Common Stock of the Company were granted on December 14, 1993 at 100% of the fair market value of the Class B Common Stock on the date of grant. No portion of the option is exercisable before the first anniversary of the date of grant; on that anniversary and the two subsequent anniversaries of the date of grant the option becomes exercisable as to one-third of the total number of Class B Common shares covered by the option so that the option becomes fully exercisable commencing on the third anniversary of the date of grant. The exercise price of an option may be paid in cash or in shares of either the Company's Class A Common Stock or Class B Common Stock, or a combination thereof. The 1973 Plan provides for the acceleration of all options (other than incentive stock options granted on or after January 1, 1987) in the event of a "Change of Control" as defined in the 1973 Plan. In the event of a Change of Control, participants who are officers, and other participants who are designated by the Compensation Committee, would have the right to surrender their then exercisable options, including those accelerated (except any options which are incentive stock options granted prior to March 10, 1987) within the thirty-day period following the Change of Control and to receive in cash the amount by which the highest closing price within the sixty days preceding the Change of Control of the common stock underlying the option exceeds the option price for such common stock.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their ten-year term, assuming the specified compounded rates of appreciation on the Company's Class B Common Stock over the term of the options. These numbers do not take into account provisions of the options providing for cancellation of the option following termination of employment, nontransferability, or vesting over periods of up to three years.

            AGGREGATED OPTIONS/SAR EXERCISES DURING 1993 FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on stock option exercises in fiscal 1993 by the named executive officers of the Company and the value of such officers' unexercised stock options at December 31, 1993.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                        OPTIONS/SARS AT FISCAL       IN-THE-MONEY OPTIONS/SARS AT
                          SHARES                               YEAR-END                    FISCAL YEAR-END
                         ACQUIRED          VALUE      ---------------------------   ------------------------------
         NAME           ON EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
- ----------------------  -----------     -----------   -----------   -------------   -----------   ----------------
G. J. Ratcliffe.......          0       $        --      85,101         73,333      $   615,249       $ 52,480
V. R. Petrecca........          0                --      79,085         29,334        1,277,775         20,992
H. B. Rowell..........          0                --      60,708         29,334          759,567         20,992
T. H. Pluff...........          0                --      18,110         11,334          160,738          7,872
R. W. Davies..........          0                --      20,406          7,834          286,299          5,904

- ---------------
(1) Limited to in-the-money stock options.

                                 PENSION PLANS

     The Company has in effect a non-contributory defined benefit retirement plan for salaried employees ("Basic Plan") and a supplemental executive retirement plan ("SERP") which is an unfunded plan. Pension benefits are earned under both the Basic Plan and the SERP. The annual benefits under the Basic Plan are calculated as 1.50% of final compensation per year of total Company service, which includes both basic compensation and bonuses, reduced by 1.50% of primary social security benefit per year of service. SERP benefits are calculated as 5% of final total compensation (basic compensation and bonuses) per year of SERP service up to a maximum of 50%, offset by benefits payable under the Basic Plan. No SERP benefit is payable if a participant terminates employment prior to age 55 with less than 10 years of SERP service. The following table illustrates annual pension benefits pursuant to the SERP under the joint and survivor annuity form upon retirement at age 65 to executive officers in the specified salary classifications:

TOTAL PENSION (ON 3 HIGHEST IN LAST 10 YEARS)          ANNUAL BENEFIT FOR YEARS OF SERVICE
- ---------------------------------------------                    INDICATED(1)(2)
               AVERAGE ANNUAL                    ------------------------------------------------
                COMPENSATION                      5 YRS.       10 YRS.      15 YRS.      20 YRS.
- ---------------------------------------------    ---------    ---------    ---------    ---------
                 $   200,000                     $  50,000    $ 100,000    $ 100,000    $ 100,000
                     400,000                       100,000      200,000      200,000      200,000
                     600,000                       150,000      300,000      300,000      300,000
                     800,000                       200,000      400,000      400,000      400,000
                   1,000,000                       250,000      500,000      500,000      500,000

- ---------------
(1) The estimated annual benefits are based upon the assumptions that the individual will remain in the employ of the Company until age 65 and that the plans will continue in their present form.

(2) Years of SERP Service at December 31, 1993:

                                       OFFICER                     SERVICE
                    ---------------------------------------------  -------
                    Mr. Ratcliffe................................     19
                    Mr. Petrecca.................................      9
                    Mr. Rowell...................................     14
                    Mr. Pluff....................................      4
                    Mr. Davies...................................     11

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The total direct compensation package for the Company's executives is made up of three elements: base salary, a short-term incentive program in the form of a discretionary, performance-based bonus, and a long-term incentive program in the form of stock options.

     Total direct compensation for the Chief Executive Officer and the four highest paid executive officers is based on the performance of the Company. The Compensation Committee also reviews compensation data provided by outside consultants. This data is provided for each element of the total direct compensation package for comparable positions within our industry, as well as companies of comparable size and complexity and companies with comparable return on equity performance.

     Base salaries are determined by competitive data and individual levels of responsibility. Target levels for bonuses and stock options for each executive position are determined by competitive data; however, actual bonuses paid and the number of stock options granted each executive are based upon the achievement of Company financial plan goals which include factors such as net sales, return on net assets, pre-tax profit, and return on sales.

     In the past three years, the Company has adopted a more aggressive incentive-pay-for-performance posture. During this period, the competitive position, or emphasis, on base salaries has been lowered. Bonus and stock option opportunities thereby represent a greater portion in the total direct compensation package, enhancing the Company's goal of linking pay more directly to financial performance.

     While these comments are directed towards compensation for the Chief Executive Officer and the four highest paid executive officers, the Compensation Committee employs similar procedures to determine the compensation levels of other executives as well.

BASE SALARY

     The Company defines its market competitive position for base salaries as the 50th percentile. This represents a change within the past three years from a market competitive position of the 60th percentile for base salaries. To determine the salary for the Chief Executive Officer and the four highest paid executive officers, the Compensation Committee reviewed projected 1994 salary data for companies within our industry and companies of comparable size and complexity. Based upon this data, base salaries were established to approximate the 50th percentile for comparable positions in such companies.

BONUS

     Bonuses are paid pursuant to the Company's short-term incentive compensation plan. Under the plan, 4% of the amount by which the Company's consolidated earnings, as defined in the plan, for each fiscal year exceeds 10% of the invested capital and long-term debt at the beginning of such fiscal year is allocated to a bonus pool to be paid out to participating employees, including the executive officers. Awards in varying amounts, up to one year's salary, may be made from the pool at the discretion of the Compensation Committee.

     To establish target levels for executive officers' bonus awards, the Compensation Committee uses data provided by outside consultants for comparable positions at companies with comparable performance characteristics such as return on sales and return on net assets.

     In determining the 1993 bonus award for each executive officer, the Compensation Committee reviewed projected 1993 results (excluding the possibility of the effects of a corporate restructuring and any associated charge) with regard to return on net assets, return on net sales, and then, in addition, reviewed projected net sales and pre-tax profit. The achievement of long-term performance goals was also reviewed by the Compensation Committee to determine bonus levels for the Chief Executive Officer and the two Executive Vice Presidents, with the primary focus on average return on equity for the five-year period 1989 through 1993.

     In considering bonus levels for the five highest paid executive officers, the Compensation Committee recognized the success the Company has had in achieving non-financial goals and in making strategic plan decisions, which will result in long-term growth and benefit the shareholders. However, while showing favorable financial results in difficult market and economic conditions, the Company fell short in achieving 1993 financial goals. As a result, the 1993 bonuses of certain of the executive officers, including the Chief Executive Officer, have remained unchanged from those paid in the prior year.

STOCK OPTIONS

     The Compensation Committee believes that the holding of Company stock represents a unity of interest between executives and shareholders. In determining target levels for stock option grants for each senior executive, the Compensation Committee reviews data provided by an outside consultant. The data provided is on comparable position pay levels at companies of comparable size in financial performance and complexity. The actual number of stock option grants for each executive officer is based upon the financial performance of the Company, both in the short-and long-term. The Compensation Committee reviewed 1993 return on net assets, return on net sales and pre-tax profit, and the Committee also reviewed, on the long-term, average return on equity for the five-year period 1989 through 1993. In determining awards of stock option grants, the Compensation Committee does not consider the executive officer's unexercised stock option grants.

     In considering levels of stock option grants for the five highest paid executive officers, the Compensation Committee recognized that the Company has been successful in positioning itself for long-term growth which will benefit shareholders. The Compensation Committee also recognized that certain strategic plan decisions that will promote long-term growth have a slight impact on short-term results. While the Company did exceed prior year financial results (excluding the effects of the restructuring charge), it fell short in achieving 1993 financial goals. As a result, 1993 stock option grants of the executive officers are slightly down from the prior year.

GENERAL MATTERS

     Effective January 1, 1994, Internal Revenue Code ("Code") Section 162(m) limits to $1 million annually the amount that can be deducted by a publicly held corporation for compensation paid to any of its top five executives (as indicated in the Summary Compensation Table for that year), unless the compensation in excess of $1 million is performance based or meets certain other conditions. The Company has amended the 1973 Plan to qualify the 1973 Plan as a performance based plan with respect to grants of options made at fair market value, subject to shareholder approval, but has decided not to amend the Company's incentive compensation plan at this time.

     The Compensation Committee believes that the total direct compensation package, base salary, bonus and stock options, is appropriate for the Company's executive officers and other executives, on the basis of competitive practice, along with the Company's performance against established short-and long-term financial performance goals.

                                            Compensation Committee
                                                 Robert N. Flint, Chairman
                                                 George W. Edwards, Jr.
                                                 Horace G. McDonell
                                                 Andrew McNally IV

CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Class B Common Stock during the five fiscal years ended December 31, 1993, with a cumulative total return on the Standard & Poor's 500 Composite Stock Index ("S&P 500 Composite Index") and the Standard & Poor's Electrical Equipment Index ("S&P Electrical Equipment Index"). The comparison assumes $100 was invested on January 1, 1989 in the Company's Class B Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
    AMONG HUBBELL, S&P 500 COMPOSITE INDEX & S&P ELECTRICAL EQUIPMENT INDEX

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             100             100             100
1989                                  139             132             141
1990                                  146             128             130
1991                                  202             166             172
1992                                  215             179             188
1993                                  215             197             227

EMPLOYMENT AGREEMENTS

     The Company has agreed to employ Mr. Ratcliffe for a three-year period and Messrs. V.R. Petrecca and H.B. Rowell, Jr., for a two-year period at the respective salaries (effective January 1, 1994) of $456,190, $282,530 and $276,350 per annum. The Agreements are automatically extended on a daily basis until notice of termination is given. The Company may increase their salary and grant them bonuses (which they presently receive by participation in the Company's incentive compensation plan described above). If their employment is terminated (other than for cause), or if the Executive terminates his employment for any of the reasons below, he is entitled to receive the present value (discounted at 120% of the short term federal rate) of the amounts which would be received over the remainder of the term of the Agreement if he received during that period an annual amount equal to the sum of (i) his current base salary and (ii) the average of the most recent bonuses that he received for the three prior fiscal years of the Company. The reasons for which the Executive may terminate his employment include: diminution in his authority (Mr. Ratcliffe), reduction in his compensation level or failure to increase his compensation commensurate with other senior executive officers, relocation or adverse modification of his benefits under bonus, benefit or other similar plans or of fringe benefits. In the event of his disability or death during the term of the Agreement he or his estate will be entitled to his per annum base salary for the remainder of the term of the Agreement less certain offsets. In addition, in the event of the Executive's discharge other than for cause or, if the Executive terminates his employment for any of the reasons described above, Executive would be entitled (a) for the remainder of the employment term to (i) various medical and health plans, (ii) death and accidental death benefits, (iii) office, secretarial and other benefits afforded to senior executives and (iv) continued participation in the SERP, and (b) to additional medical, health and death benefits if the Executive attains age 55 before the end of the employment term.

SEVERANCE POLICY AND CHANGE OF CONTROL PROVISIONS

     The Company has a severance policy which covers corporate officers (other than Messrs. Ratcliffe, Petrecca and Rowell) and other individuals. The policy provides that if an eligible individual's employment is terminated (other than for cause), or if the eligible individual terminates his employment for any of the reasons noted below within three years after the occurrence of certain "Change of Control" events, he is entitled to receive the present value (discounted at 120% of the short term federal rate) of the severance amounts provided under the policy. The formula in the case of corporate officers is based upon eight weeks of base salary continuation for each full year of service, subject to a minimum of 26 weeks and a maximum of 104 weeks, with the formula amount reduced to 67% and 33% thereof, respectively, if termination occurs in the second and third year following the Change of Control event. In addition, upon such termination of employment, the eligible individual would be entitled to (a) a bonus of no less than his target bonus for the year in which the Change of Control occurs, pro rated for the number of months to such termination, and (b) for the period the base salary would have been continued even though paid as a lump sum (i) various medical and health plans, and (ii) death and accidental death benefits. The reasons for which the eligible individual may terminate his employment include: diminution in his authority, reduction in his compensation level, relocation or adverse modification of his benefits under bonus, benefit or similar plans.

     The Company's 1973 Plan provides for the acceleration of all options (other than incentive stock options granted on or after January 1, 1987) in the event of a "Change of Control" as defined in the 1973 Plan. (See footnote (1) to the table captioned "Options/SAR Grants During 1993 Fiscal Year.")

     Certain provisions of the SERP do not take effect until the occurrence of certain "Change of Control" events. Among others, provisions in the SERP providing for (i) the suspension, reduction or termination of benefits in cases of gross misconduct by a participant (as determined in the sole discretion of the Compensation Committee); (ii) the forfeiture of benefits should a retired participant engage in certain proscribed competitive activities; (iii) the reduction in benefits upon the early retirement of a participant; and (iv) the off-set of amounts which a participant may then owe the Company against amounts then owing the participant under the SERP, are automatically deleted upon the occurrence of a Change of Control event. In addition, neither a participant's years of service with the Company (as calculated for the purpose of determining eligibility for benefits under the SERP), nor benefits accrued under the SERP prior to the Change of Control event, may be reduced after the occurrence of a Change of Control event.

COMPENSATION OF DIRECTORS

     Each Director receives $28,000 (plus an additional $3,000 for serving as a committee chairman) per year compensation from the Company plus $1,000 for each board meeting and committee meeting attended, together with the expenses, if any, of such attendance. Directors also receive $1,000 for each rendition of consulting services otherwise than as part of a board or committee meeting. No such consulting services were rendered during 1993. The Company and eight current Directors have entered into an agreement to defer receipt of all or a portion of such fees pursuant to a deferred compensation agreement providing for payment of the fees in cash or stock units (each stock unit consisting of one share each of the Company's Class A Common Stock and Class B Common Stock), subject to certain terms and conditions, upon their termination of service as Directors of the Company. Interest equivalents on payments deferred in the form of cash accrue quarterly at the prime interest rate. Dividend equivalents are paid on the stock units and are converted into additional stock units. Certain provisions of the deferred compensation program do not take effect until the occurrence of certain "Change of Control" events, as defined in the plan. After the occurrence of a Change of Control event, the plan may not be amended without the prior written consent of an affected participant and no termination of the plan shall have the effect of reducing any benefits accrued under the plan prior to such termination. Further, in the event of a Change of Control, any stock unit credited to a Director's account shall be immediately converted into a right to receive cash and shall thereafter be treated in all respects as part of such Director's cash account.

     The Company also has a retirement plan for Directors who are not employees or officers of the Company and who do not qualify to receive a retirement benefit under any pension plan of the Company or its subsidiaries ("Eligible Directors"). Under this plan, an Eligible Director retiring at or after age 70 with at least ten years of service as a Director is paid annually for life an amount equal to (i) his regular active service annual base retainer (the "Annual Retainer") in effect during the calendar year immediately preceding the year in which the retiring Director was last elected, (ii) an additional 10% of the Annual Retainer, and (iii) any additional amounts paid for service as Committee Chairman. A retiring Eligible Director who had reached age 70 and had served for at least five but less than ten years as a Director would be entitled to a reduced amount equal to 50% of his Annual Retainer in effect during the calendar year immediately preceding the year in which the retiring Director was last elected, plus 10% of such Annual Retainer for each year of service beyond five years up to a maximum of ten years. An Eligible Director who retires prior to age 70 with five or more years of service as a Director receives a retirement benefit commencing at age 70 calculated as described above on the basis of his Annual Retainer in effect during the calendar year immediately preceding his actual retirement date. The plan also provides that a Director who was a retiree of the Company whether or not qualified for a retirement benefit under any pension plan of the Company but who had at least five years of service as a Director subsequent to such retirement is entitled to a retirement benefit under the plan at a reduced amount equal to 25% of the Annual Retainer in effect during the calendar year immediately preceding the year in which the retiring Director was last elected. Benefits payable under this plan are not funded but are paid out of the general funds of the Company. Director contributions to this plan are not permitted.

Certain provisions of the retirement plan do not take effect until the occurrence of certain "Change of Control" events, as defined in the plan. Among others, provisions in the plan providing for (i) the suspension, reduction or termination of benefits in cases of gross misconduct by a participant (as determined in the sole discretion of the Compensation Committee); and (ii) the forfeiture of benefits should a retired participant engage in certain proscribed competitive activities, are automatically deleted upon the occurrence of a Change of Control event.

MATTERS RELATING TO DIRECTORS

     Mr. Hoffman, a Director of the Company, is a partner in the law firm of Simpson Thacher and Bartlett which rendered legal services to the Company during the fiscal year ended December 31, 1993.

                        PROPOSAL TO AMEND THE COMPANY'S
                             1973 STOCK OPTION PLAN

     At its meeting held on March 14, 1994, the Board of Directors of the Company approved and recommended that the Company's shareholders approve an amendment to the 1973 Plan to (a) increase by 1,200,000 shares of Class B Common Stock the number of authorized but unissued shares of the Company set aside for issuance as needed in the continued operation of the 1973 Plan, (b) extend the period during which options under the 1973 Plan may be granted to March 13, 2004, and (c) make various changes to ensure the deductibility of compensation generated upon the exercise of stock options and to permit "cashless" exercises of stock options. These amendments are deemed advisable by management in order to continue the 1973 Plan upon the terms heretofore approved by the shareholders, and to provide a sufficient number of shares for future grants. The following is a description of the principal provisions of the 1973 Plan. A complete text of the 1973 Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A.

     INCREASE IN NUMBER OF SHARES ISSUABLE UNDER THE PLAN. The 1973 Plan provides for the issuance of a maximum of 1,800,000 shares of Class A Common Stock and 3,402,700 shares of Class B Common Stock. As of March 18, 1994, there were available for grant pursuant to the 1973 Plan options to purchase 473,006 shares (none of which are currently available for grant) of Class A Common Stock and 108,253 shares of Class B Common Stock. In order to have a sufficient number of shares of Class B Common Stock available for grants of future options, the proposed amendment would increase the maximum number of shares which may be issued to 4,602,700 shares of Class B Common Stock.

     PLAN ADMINISTRATION. The 1973 Plan is administered by the Compensation Committee consisting of three or more members of the Board of Directors who are not eligible, and have not been eligible for the twelve months prior to their appointment to the Compensation Committee, for grants of options under the 1973 Plan or any other plan relating to the grant of stock options. Subject to the express provisions of the 1973 Plan, the Compensation Committee has the authority to interpret the 1973 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements and to make all other determinations necessary or advisable for the administration of the 1973 Plan. From and after the first meeting of shareholders at which Directors are to be elected that occurs after

July 1, 1994, the Compensation Committee shall contain at least two "Outside Directors" as defined in Section 162(m) of the Code.

     AMENDMENT AND TERMINATION. The Board of Directors of the Company may at any time amend, suspend or terminate the 1973 Plan, except that no amendment which would (a) increase the maximum number of shares which may be issued, (b) change the class of employees eligible to receive options or (c) change the qualifications for membership on the Compensation Committee, shall be effective unless, within twelve months before or after the Board of Directors adopts such amendment, it is approved by the shareholders. No amendment, suspension or termination of the 1973 Plan shall, without the consent of the participant, terminate, or adversely affect the participant's rights under, any outstanding option.

     ELIGIBILITY. The Compensation Committee determines the particular employees within the general class of officers and key employees to whom options shall be granted. Options may not be granted to any Director who is not an officer or employee or to any member of the Compensation Committee. No incentive stock option may be granted to persons who would beneficially own, after the grant, more than 10% of the voting power of all shares of stock of the Company unless at the time any such option is granted the option price is not less than 110% of the fair market value of the underlying stock at the date of grant, and such option expires no more than five years from the date of grant. The number of shares of stock which may be issued under options granted under the 1973 Plan to any one individual in any fiscal year shall not exceed 150,000 shares.

     OPTION FEATURES. Options which are intended to be "incentive stock options" (as defined in Section 422 of the Code) are exercisable at a price of not less than 100% of the fair market value of the underlying shares on the date of grant, while non-qualified stock options may be granted at prices not less than 85% of the fair market value of the underlying shares on the date of grant. Options may expire not more than ten years after the date of grant. Unless otherwise restricted as specified in the option grant delivered to the participant, the participant is permitted to exercise any option granted after March 10, 1987 with respect to both Class A Common Stock and Class B Common Stock in any proportion as such participant may determine.

     The 1973 Plan provides that options granted on or prior to March 10, 1987, are exercisable to the extent of 50% of the underlying shares on and after the first anniversary of the date of grant and are exercisable in full on and after the second anniversary of the date of grant. Options granted after March 10, 1987 are exercisable immediately or in such installments as the Compensation Committee may prescribe. The Compensation Committee also is empowered, in its sole discretion, to accelerate the exercisability of any option at any time.

     With respect to incentive stock options granted after December 31, 1986, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

     No option is transferable except by will or by the laws of descent and distribution. No option may be exercised during the optionee's life by anyone other than the optionee.

     In the event of a participant's termination of employment, including the sale of a subsidiary employing a participant (for any reason other than death, retirement with the consent of the Company or permanent disability), a participant's option expires on the earlier of the expiration date specified in the option or three months (30 days for incentive stock options granted prior to March 10, 1987) from the date of termination of employment. In the event of a participant's retirement with the consent of the Company, options continue to mature in the normal manner and are exercisable until the later of the date three years after the date of retirement or, in the event that the participant should die during such three-year period, are exercisable until the date twelve months after death (other than such options which are incentive stock options granted prior to March 10, 1987); but in no event later than the end of the option exercise period specified in the option. In the case of retirement due to permanent disability, a participant's options are exercisable, to the extent exercisable at the date of such retirement, until the date twelve months after the date of such retirement or, in the event that the participant should die during such twelve-month period, such participant's options (other than incentive stock options granted prior to March 10, 1987) are exercisable until the date twelve months after death; but in no event later than the end of the option exercise period specified in the option. If a participant's employment terminates by reason of death, such participant's options would become exercisable, to the extent exercisable on the date of death, until the date twelve months after death; but in no event later than the end of the option exercise period specified in the option.

     Payment for stock must be made in full at the time that an option or any part thereof is exercised and no stock is issued until full payment therefor is made. Payment may be made in cash or by delivery to the Company of shares of either Class A Common Stock or Class B Common Stock or a combination thereof. A participant may satisfy, pursuant to such rules as may be prescribed by the Compensation Committee, any income tax withholding obligation that may be imposed in connection with the exercise of an option by the retention of shares by the Company, or the return to the Company of shares, in each case equal in fair market value to the amount of all or any portion of the withholding obligation. With the consent of the Compensation Committee, a participant may elect to have the Company retain a number of shares otherwise issuable on exercise of an option, or to deliver shares, in each case equal in fair market value to the amount of all or any portion of the participant's federal, state and local income tax obligation resulting from such exercise determined at the participant's maximum marginal tax rates.

     The 1973 Plan provides for the acceleration of all options (other than incentive stock options granted on or after January 1, 1987) in the event of a "Change of Control" as defined in the 1973 Plan. (See footnote (1) to the table captioned "Options/SAR Grants During 1993 Fiscal Year.")

     FEDERAL INCOME TAX CONSEQUENCES. The grant of an incentive stock option would have no immediate tax consequences to the Company or to the optionee. A holder of shares pursuant to the exercise of an incentive stock option would realize no taxable income at the time of exercise (although the exercise may cause an adjustment to alternative minimum taxable income). If the holder held his shares for at least two years from the date of grant and at least one year from the date of exercise, he would realize taxable long-term capital gain or long-term capital loss upon a subsequent sale of the shares at a price different from the option price. In the event that the optionee satisfies the holding period requirement described above, no deduction would be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option or the sale of shares acquired pursuant to such exercise.

     If, however, the optionee disposes of the shares within the period described above (a "disqualifying disposition"), the optionee will generally recognize ordinary income (and the Company will be entitled to a deduction) at the time of disposition equal to the excess over the exercise price of the lesser of (a) the fair market value of the shares acquired on the date of exercise, or (b) the amount realized upon the disposition. Any excess of the amount realized upon such disposition over the fair market value at the date of exercise will be short-term or long-term capital gain, depending on the holding period.

     The grant of a stock option other than an incentive stock option (a "non-qualified stock option") would have no immediate tax consequences to the Company or to the optionee. Upon the exercise of such option the optionee will be treated as receiving compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise by the optionee over the option price. This excess will also constitute wages subject to the withholding of income tax. Unless an optionee who is subject to the provisions of Section 16(b) elects, within 30 days of the exercise of a non-qualified stock option, to be treated under the general rule described above, such optionee will recognize ordinary income in respect to such option at the time the Section 16(b) restrictions lapse in respect of the stock so acquired in an amount equal to the difference between the option price and the fair market value of the underlying stock at such later time. The amount treated as compensation taxable as ordinary income may be claimed as a deduction by the Company at the same time as the optionee is treated as realizing compensation.

     The affirmative vote of a majority of the votes entitled to be cast at the meeting by holders of shares present or represented at the meeting and entitled to vote thereon is required to adopt the amendments to the 1973 Plan provided that a majority of the aggregate votes of the outstanding shares are cast on the proposal. Abstentions will have the effect of votes in opposition and broker non-votes will not have the effect of votes in opposition.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENTS.

                      RATIFICATION OF THE SELECTION OF AND
                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The selection of independent accountants to examine the financial statements of the Company made available or transmitted to shareholders and filed with the SEC for the year 1994 is to be submitted to the meeting for ratification or rejection. Messrs. Price Waterhouse, 300 Atlantic Street, Stamford, Connecticut, have been selected by the Board of Directors of the Company to examine such financial statements.

     Price Waterhouse have been independent accountants of the Company for many years. The Company has been advised that a representative of Price Waterhouse will attend the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires. The fees paid in 1993 for professional services provided by Price Waterhouse to the Company and its subsidiaries were approximately $535,000.

     If the shareholders do not ratify the selection of Price Waterhouse, such selection will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE.

                                    GENERAL

     The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals. The Company has retained D. F. King & Co., Inc., to assist in the solicitation of proxies, at an estimated cost of $7,500, plus reasonable expenses.

     Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of the election of the nominees to the Board named herein, the amendment to the Company's 1973 Plan, and the ratification of the selection of independent accountants. All proxies will be voted as specified.

     Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

                         SHAREHOLDER PROPOSALS FOR THE
                              1995 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy materials related to the 1995 Annual Meeting of Shareholders must be received by the Company no later than November 25, 1994.

                       By Order of the Board of Directors

                                             HUBBELL INCORPORATED

Orange, Connecticut
March 25, 1994

                                                                       EXHIBIT A

                              HUBBELL INCORPORATED

                    1973 STOCK OPTION PLAN FOR KEY EMPLOYEES

1.  Purpose of the Plan

     The purpose of the 1973 Stock Option Plan for Key Employees (the "Plan") is to further the growth and development of Hubbell Incorporated (the "Company") by providing an incentive through encouraging ownership of stock of the Company to officers and other key employees who are in a position to contribute materially to the prosperity of the Company, to increase their interest in the Company's welfare and continue their services, and by affording a means through which the Company can attract to its services, employees of outstanding ability.

2.  Administration of the Plan

     The Plan shall be administered by the Compensation Committee (the "Committee") consisting of three or more members of the Board of Directors of the Company ("Board of Directors") who are not eligible, and who have not at any time within one year prior to their appointment to the Committee been eligible, for selection as persons to whom capital stock may be allocated or to whom qualified, non-qualified, restricted, incentive, or employee stock purchase plan stock options may be granted pursuant to this Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock or qualified, restricted, non-qualified, incentive, or employee stock purchase plan stock options of the Company or any of its affiliates. The members of the Committee shall be appointed from time to time by the Board of Directors, to serve at the pleasure of the Board. From and after the first meeting of shareholders at which directors are to be elected that occurs after July 1, 1994, the Committee shall contain at least two "Outside Directors" as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Subject to the express provisions of the Plan, the Committee shall have authority in its discretion to determine the individuals to whom, and the time or times at which options shall be granted, and the number of shares to be subject to each option. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

     Subject to the express provisions of the Plan, the Committee shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan.

     The Committee shall select one of its members as a Chairman, who shall preside at meetings and who shall have authority to execute and deliver documents on behalf of the Committee. Meetings of the Committee shall be held at such times and places as the members thereof may determine. The majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with this Plan, except for such member's own willful misconduct or as expressly provided by statute.

3.  Stock Subject to the Plan

     Subject to adjustment as provided in Paragraph 5(d) of this Plan, the aggregate number of shares of stock which may be issued under options granted under this Plan shall be 1,800,000 shares of the Company's Class A Common Stock, par value $.01 per share, and 4,602,700 shares of the Company's Class B Common Stock, par value $.01 per share. The number of shares of stock which may be issued under options granted under this Plan to any one individual in any fiscal year shall not exceed 150,000 shares. Solely with respect to option grants made prior to March 10, 1987, each option granted shall relate to equal amounts of the Company's Class A Common and Class B Common Stock.

     Options granted by the Committee may be "incentive stock options" (as defined in Section 422 of the Code or options which are not "incentive stock options", or a combination thereof, as determined by the Committee.

     Options may be granted with respect to either authorized but unissued shares, or reacquired shares. In the event that any option under the Plan expires or is terminated for any reason prior to the end of the period during which options may be granted, the shares allocable to the unexercised portion of such option shall again be available for the purposes of this Plan.

4.  Eligibility

     Options may be granted only to officers and other key employees of the Company and subsidiary corporations (as defined in Section 424(f) of the Code). Directors who are not officers or employees shall not be eligible. Subject to the other provisions of this Plan, an individual may hold or be granted more than one option. No incentive stock option shall be granted hereunder which would permit the person to whom the option is granted to own (within the meaning of Section 424(d) of the Code), immediately after the option is granted, stock (including stock issuable upon the exercise of options) possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, unless at the time any such option is granted the option price is at least 110 percent of the fair market value of the stock subject to the option, and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.  Terms and Conditions of Options

     Options shall be granted under this Plan upon such terms and conditions as the Committee shall determine, subject to the following provisions:

     (a) Option Price

     The option price of the stock subject to each option shall, except as otherwise provided herein (i) not be less than the greater of (A) 100 percent of the fair market value of such stock, as determined in good faith by the Committee, on the date such option is granted, or (B) the par value of such stock, in the case of an option which is intended to be an incentive stock option, or (ii) not be less than the greater of (A) 85 percent of the fair market value of such stock, as determined in good faith by the Committee, on the date such option is granted, or (B) the par value of such stock, in the case of an option which is not intended to be an incentive stock option.

     (b) Term of Option

     Options shall be granted for such term as the Committee shall determine except that no option shall be exercisable after the expiration of ten years from the date such option is granted.

     (c) Exercise and Termination of Options

     The options granted under the Plan shall be exercisable immediately or in such installments as the Committee may prescribe. The Committee may accelerate the exercisability of options at any time in its sole discretion.

     Each incentive stock option granted hereunder prior to January 1, 1987 shall not be exercisable while there is outstanding any incentive stock option which was granted before the granting of such first mentioned incentive stock option to purchase stock in the Company or one or more of its subsidiaries.

     During the lifetime of the individual to whom an option is granted, the option shall be exercisable only by such individual.

     (A) Termination of Employment -- General

     If the participant ceases to be an employee of the Company or a subsidiary for any reason (including, without limitation, the sale of a subsidiary), other than death, retirement with the consent of the Company or retirement by reason of "Permanent Disability," such option shall expire on the earlier of (i) the end of the option exercise period specified in the option or (ii) the date three months (30 days for incentive stock options granted prior to March 10, 1987) from the date of the participant's termination of employment (even though such participant is subsequently reemployed). "Permanent Disability" shall mean that the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

     (B) Retirement with Company Consent

     If the employment of the participant with the Company or its subsidiaries shall terminate by reason of the participant's retirement with the consent of the Company, the installments of such participant's stock option shall continue to mature in the normal manner and the participant (or in the event of his death after the date of retirement, his estate or the person who acquires his option by bequest or inheritance or by reason of his death) shall have the right to exercise his option until the later of (i) the date three years after the date of such retirement or (ii) in the event that the participant's death occurs during such three-year period the date twelve months after the death of the participant (provided that this clause (ii) shall not apply to incentive stock options granted prior to March 10, 1987); but in no event later than the end of the option exercise period specified in the option.

     (C) Retirement Due to Permanent Disability

     If the employment of the participant with the Company or its subsidiaries shall terminate by reason of the participant's retirement due to Permanent Disability, the participant (or in the event of his death after the date of retirement, his estate or the person who acquires his option by bequest or inheritance or by reason of his death) shall have the right to exercise his option, to the extent that he could have exercised it at the date of such disability retirement, until the later of (i) the date twelve months after the date of such termination of employment or (ii) in the event that the participant's death occurs during such twelve-month period the date twelve months after the date of such death (provided that this clause (ii) shall not apply to incentive stock options granted prior to March 10, 1987); but in no event later than the end of the option exercise period specified in the option.

     (D) Termination Due to Death

     If a participant's employment by the Company and any subsidiary terminates by reason of death, any option held by the participant may thereafter be immediately exercised, to the extent then exercisable by his estate or the person who acquires his option by bequest or inheritance or by reason of his death for a period of one year from the date of such death or until the end of the option exercise period specified in the option, whichever period is the shorter.

     (E) Miscellaneous

     A participant who is absent from work with the Company or a subsidiary because of illness or temporary disability, or who is on leave of absence for such purpose or reason as the Committee may approve, shall not be deemed during the period of such absence, by reason of such absence, to have ceased to be an employee of the Company or a subsidiary. Where a cessation of employment is to be considered a retirement with the consent of the Company or by reason of Permanent Disability for the purpose of this Plan shall be determined by the Committee, which determination shall be final and conclusive.

     No opinion shall be exercisable unless at the time of exercise the shares are covered by a currently effective registration statement filed under the provisions of the Securities Act of 1933, as amended, or, in the sole opinion of the Company and its counsel, the purchase of the shares upon exercise of the option is otherwise exempt from the registration requirements of that Act.

     Solely with respect to options granted prior to March 10, 1987, an option shall be exercisable only in units, consisting of one share of Class A Common Stock and one share of Class B Common Stock.

     Each participant shall be required, as a condition of exercising any option, to make such arrangements with the Company as the Committee shall determine for withholding (including, but not limited to, the retention of shares by the Company or the delivery to the Company of shares, in each case equal in fair market value as described in Paragraph 5(f) to the amount of all or any portion of the withholding obligation pursuant to such rules as may be prescribed by the Committee) and, in the event of the death of a participant, a further condition of such exercise shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine. With the consent of the Committee, a participant may elect to have the Company retain a number of shares otherwise issuable on exercise of an option, or to deliver shares, in each case equal in fair market value as described in Paragraph 5(f) to the amount of all or any portion of the participant's federal, state and local income tax obligation resulting from such exercise determined at the participant's maximum marginal tax rates.

     (d) Adjustments Upon Changes in Capitalization

     If (i) the Company shall at any time be involved in a transaction to which
Section 424(a) of the Code is applicable; (ii) the Company shall declare a dividend payable in any class of shares, or shall subdivide or combine, its shares; or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding options, the Committee shall forthwith take any such action as in its judgment shall be necessary to preserve the participant's rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares subject to outstanding options, the number of shares available under Paragraph 3 above shall be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matter referred to in this Paragraph shall be conclusive and binding upon each participant.

     In the event of the proposed dissolution or liquidation of the Company, or in the event of any proposed reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or in the event of a proposed sale of all or substantially all of the principal and/or assets of the Company to another corporation, all options granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than 90 days' written notice of the date so fixed shall be given to each participant, and each participant shall have the right during such period to exercise his option as to all or any part of the shares covered thereby to the extent such option is then otherwise exercisable pursuant to the provisions of this Plan and of the option; and provided further, however, that the Board of Directors may, in their discretion, substitute or cause to be substituted new options for each such outstanding option, provided each such new option (i) applies to the stock of the new employer corporation or a parent or subsidiary corporation of such corporation, and (ii) is not more favorable to the participant than his prior option.

     (e) Nontransferability of Options

     No option shall be assigned or transferable, except by will or by the laws of descent and distribution.

     (f) Payment for Stock

     The option price payable upon exercise of an option shall be payable to the Company either (i) in cash (including check, bank draft, or money order), (ii) by delivery to the Company of shares of either class of common stock of the Company or a combination of common stock and cash, or (iii) to the extent authorized by the Committee, through the written election of the optionee to have shares of common stock withheld by the Company from the shares otherwise to be received. The value of any common stock so delivered or withheld shall be the fair market value of such common stock, as determined in good faith by the Committee, on the date of the stock option exercise.

     (g) Limitation on Incentive Stock Options

     With respect to incentive stock options granted before January 1, 1987, the aggregate fair market value (determined as of the time of the grant of such incentive stock option) of the stock covered by all incentive stock options granted by the Company to a participant during any calendar year (determined as of the date of their respective grants) shall not exceed $100,000 plus any "unused limit carryover" (as hereinafter defined) to such calendar year. If, with respect to any calendar year subsequent to 1980, $100,000 exceeds the fair market value of the stock for which an employee has been granted incentive stock options hereunder, an amount equal to 50 percent of such excess shall be an unused limit carryover to each of the three succeeding calendar years reduced by the amount of such unused limit carryover which, after first using the $100,000 limitation to such calendar year, was used in prior calendar years.

     With respect to incentive stock options granted after December 31, 1986, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

6.  Term of Plan

     No option shall be granted pursuant to the Plan after March 13, 2004.

7.  Termination and Amendment of Plan

     The Board of Directors of the Company may at any time amend, suspend or terminate the Plan, except that no amendment which would (a) increase the maximum number of shares which may be issued under options granted under this Plan or (b) change the class of employees eligible to receive options under this Plan or (c) change the qualifications for membership on the Committee, shall be effective unless, within twelve months before or after the Board adopts such amendment, it is approved by shareholders. No amendment, suspension or termination of this Plan shall, without the consent of the participant, terminate, or adversely affect the participant's rights under, any outstanding option.

8.  Privileges of Stock Ownership

     The holder of an option shall not be entitled to the privileges of stock ownership as to any shares of the Company not actually issued to him. No shares shall be issued upon the exercise of an option until all applicable legal requirements shall have been complied with to the satisfaction of the Company and its counsel.

9.  Time of Granting of Options

     The granting of an option pursuant to this Plan shall take place at the time the Committee makes a determination that an employee shall receive an option.

10.  Construction

     Words and terms used in this Plan which are defined or used in Sections 421, 422 or 424 of the Code shall, unless the context clearly requires otherwise, have the meanings assigned to them therein, in the regulations promulgated thereunder and in the decisions construing the provisions thereof. In all other respects, this Plan shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

11.  Provisions Relating to Change of Control

     (i) Each option granted under this Plan after March 10, 1987, and each non-qualified option granted prior to this date shall, to the extent then exercisable determined after applying Paragraph 11(ii) below, have a limited right of surrender allowing a participant who is an Officer, or any other participant in the discretion of the Committee, to surrender his option within the 30-day period following the Change of Control and to receive in cash, in lieu of exercising the option, the amount by which the fair market value of the common stock which the option represents exceeds the option exercise price for all or part of the shares of common stock which are subject to the related option. For this purpose, the fair market value of common stock shall be determined as follows:

          (a) if the share was a share of the Company's Class A Common Stock, the fair market value shall be deemed to be the closing price of one share of the Company's Class A Common Stock on the New York Stock Exchange on that day, within the 60 days preceding the date on which the Change of Control occurs, on which such closing price was the highest. In the event that the shares are not listed or admitted to trading on such exchange, the fair market value shall be deemed to be the closing price of one share of the Company's Class A Common Stock on the principal national securities exchange on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or similar organization if NASDAQ is no longer reporting such information. If on any such date the shares are not quoted by any such organization, the fair market value of the shares on such date, as determined in good faith by the Board of Directors of the Company, shall be used; or

          (b) if the share was a share of the Company's Class B Common Stock, the fair market value shall be deemed to be the closing price of one share of the Company's Class B Common Stock on the New York Stock Exchange on that day, within the 60 days preceding the date on which the Change of Control occurs, on which such closing price was the highest. In the event that the shares are not listed or admitted to trading on such exchange, the fair market value shall be deemed to be the closing price of one share of the Company's Class B Common Stock on the principal national securities exchange on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information. If on any such date the shares are not quoted by any such organization, the fair market value of the shares on such date, as determined in good faith by the Board of Directors of the Company, shall be used.

     (ii) Notwithstanding any other provisions of this Plan, in the event of a Change of Control all outstanding options which are not then exercisable, except for incentive stock options granted on or after January 1, 1987, shall be immediately exercisable in full.

     For purposes of this section the following definitions shall apply:

     "Change of Control" shall mean any one of the following:

          (w) Continuing Directors no longer constitute at least 2/3 of the Directors;

          (x) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding securities of the Company entitled to vote for the election of the Company's Directors; provided that this Paragraph 11 shall not apply with respect to any holding of securities by (A) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (B) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (C) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company or any affiliate of the Company;

          (y) the approval by the Company's stockholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the incumbent Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of
     1934) of such corporation; or

          (z) at least 2/3 of the incumbent Directors in office immediately prior to any other action proposed to be taken by the Company's stockholders determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken.

     "Continuing Director" shall mean any individual who is a member of the Company's Board of Directors on December 9, 1986 or was designated (before such person's initial election as a Director) as a Continuing Director by 2/3 of the then Continuing Directors.

     "Director" shall mean any individual who is a member of the Company's Board of Directors on the date the action in question was taken.

     "Officer" shall mean each of the officers specified in Section 1 of Article IV of the by-laws of the Company except for any such officer whose title begins with the word "Assistant".

                               ------------------

PROXY

                              HUBBELL INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 2, 1994
                      (FOR SHARES OF CLASS A COMMON STOCK)

   The undersigned hereby appoints each of G. J. RATCLIFFE and RICHARD W. DAVIES as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated at the annual meeting of its shareholders and at any adjournment thereof upon the matters set forth in the notice of meeting and Proxy Statement dated March 25, 1994 and upon all other matters properly coming before said meeting or any adjournment thereof. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR ITEMS (2) AND
(3), UNLESS A CONTRARY SPECIFICATION IS MADE, IN WHICH CASE IT WILL BE VOTED IN ACCORDANCE WITH SUCH SPECIFICATION.


 PLEASE FILL IN, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY IN THE
                             ACCOMPANYING ENVELOPE.


                (Continued and to be signed on the other side.)




                      FOR SHARES OF CLASS A COMMON STOCK

                                                              [ X ] PLEASE MARK
                                                                    YOUR VOTES
                                                                      AS THIS

            --------------   ------   ----------------------------
            ACCOUNT NUMBER   COMMON   DIVIDEND REINVESTMENT SHARES

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL THE
                  NOMINEES IN ITEM 1, AND FOR ITEMS 2 AND 3.

ITEM 1--ELECTION OF DIRECTORS

G. RATCLIFFE, BROOKS, G. EDWARDS, R. FLINT, J. HOFFMAN,
H. McDONELL, A. McNALLY IV, D. MEYER, J. URQUHART

FOR all nominees listed             WITHHOLD AUTHORITY
above (except as marked          to vote for all nominees
to the contrary below).                listed above.
         [  ]                             [  ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- ------------------------------------------------------------------------------

                                                                  FOR     AGAINST     ABSTAIN
ITEM 2--Ratification of the selection of Price Waterhouse         [ ]      [ ]         [ ]
as independent accountants for the year 1994.

ITEM 3--Proposal to amend the Company's Stock Option Plan.        [ ]      [ ]         [ ]

Signature(s)                                Date
            ----------------------------        --------------------

NOTE: Please sign exactly as your name or names appear hereon. Persons signing in a representative capacity should indicate their capacity.

                                     LOT B

PROXY

                              HUBBELL INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 2, 1994
                      (FOR SHARES OF CLASS B COMMON STOCK)

   The undersigned hereby appoints each of G. J. RATCLIFFE and RICHARD W. DAVIES as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated at the annual meeting of its shareholders and at any adjournment thereof upon the matters set forth in the notice of meeting and Proxy Statement dated March 25, 1994 and upon all other matters properly coming before said meeting or any adjournment thereof. This proxy will be voted FOR the election of the directors and FOR Items (2) and
(3), unless a contrary specification is made, in which case it will be voted in accordance with such specification.


 PLEASE FILL IN, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY IN THE
                             ACCOMPANYING ENVELOPE.


                (Continued and to be signed on the other side.)



                      FOR SHARES OF CLASS B COMMON STOCK
                                                             [ X ]  PLEASE MARK
                                                                     YOUR VOTES
                                                                      AS THIS


        --------------      ------       ----------------------------
        ACCOUNT NUMBER      COMMON       DIVIDEND REINVESTMENT SHARES

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL THE
                  NOMINEES IN ITEM 1, AND FOR ITEMS 2 AND 3.

ITEM 1--ELECTION OF DIRECTORS

G. RATCLIFFE, BROOKS, G. EDWARDS, R. FLINT, J. HOFFMAN,
H. McDONELL, A. McNALLY IV, D. MEYER, J. URQUHART

   FOR all nominees listed               WITHHOLD AUTHORITY
   above (except as marked            to vote for all nominees
   to the contrary below).                 listed above.
           [  ]                                [  ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- -------------------------------------------------------------------------------


                                                              FOR    AGAINST    ABSTAIN

ITEM 2--Ratification of the selection of Price Waterhouse     [ ]      [ ]        [ ]
as independent accountants for the year 1994.

ITEM 3--Proposal to amend the Company's Stock Option Plan.    [ ]      [ ]        [ ]

Signature(s)                               Date
            ----------------------------       ----------------------------
NOTE: Please sign exactly as your name or names appear hereon. Persons signing in a representative capacity should indicate their capacity.